EXHIBIT 10.37

                                    PROMISSORY NOTE

BORROWER: COLORADO TECHNICAL UNIVERSITY, INC. LENDER:THE PUEBLO BANK AND
          A COLORADO CORPORATION              TRUST COMPANY CASCADE BRANCH
          4435 N. CHESNUT ST.                 101 N. CASCADE AVENUE,
          COLORADO SPRINGS, CO 80907          CO. SPGS, CO 80903
                                              MAILING ADDRESS: P.O. BOX 639
                                              COLORADO SPRINGS, CO 80903

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Principal Amount:$1,500,000.00  Initial Rate: 9.750% Date of Note: June 13, 1997

PROMISE TO PAY. COLORADO TECHNICAL UNIVERSITY INC A COLORADO CORPORATION ("Borrower") promises to pay to The Pueblo Bank and Trust Company ("Lender'), or order, in lawful money of the United States of America, the principal amount of One Million Five Hundred Thousand & 00/100 Dollars ($1,500,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Subject to any payment changes resulting from changes in the index, Borrower will pay this loan in accordance with the following payment schedule:

       12 consecutive monthly interest payments, beginning July 13, 1997, with interest calculated on the unpaid principal balances at an interest rate of 1.250 percentage points over the Index described below; 47 consecutive monthly principal and interest payments in the Initial amount of $37,969.84 each, beginning July 13, 1998, with interest calculated on the unpaid principal balances at an interest rate of 1.250 percentage points over the Index described below; and 1 principal and interest payment in the initial amount of $37,969.60 on June 13, 2002, with interest calculated on the unpaid principal balances at an interest rate of 1.250 percentage points over the Index described below. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the Index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note.

Interest on this Note is computed on a 365/360 simple interest basis; that is, b! applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the PRIME RATE AS PUBLISHED IN THE WALL STREET JOURNAL (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower~s request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often


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06-13-97

than each THREE YEARS ON THE ANNIVERSARY DATE OF THE NOTE. The Index currently is 8.500% per annum. The interest rate or rates to be applied to the unpaid principal balance of this Note will be the rate or rates set forth above in the "Payment" section. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable la`^s Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws.
(e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within twenty (20) days; or (b) if the cure requires more than twenty (20) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 21.000% per annum. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys" fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided


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06-13-997

by law. This Note has been delivered to Lender and accepted by Lender in the State of Colorado. If there is a lawsuit, Borrower agrees upon Lender~s request to submit to the jurisdiction of the courts of EL Paso County, the State of Colorado. This Note shall be governed by and construed in accordance with the laws of the State of Colorado.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns. conveys, delivers, pledge and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

COLLATERAL. This Note is secured by This note is secured by, in addition to any other collateral, Assignments of Rents and Leases dated June 13, 1997, to lender for Colorado Technical University, Inc., Huron University and Sioux Falls campus.

LINE OF CREDIT. This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

FINANCIAL REQUIREMENT. We hereby agree to provide to The Pueblo Bank and Trust Company annual audited Financial Statements for Colorado Technical University, Inc. and related entities, along with notice of any material changes to the Bank One loan relationship that would impact repayment on The Pueblo Bank and Trust Company Loan.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.



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06-13-97

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

COLORADO TECHNICAL UNIVERSITY INC A COLORADO CORPORATION


By: /S/ DAVID D. O'DONNELL
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DAVID D. O'DONNELL, PRESIDENT